STI DRAFT
                                                                      04/17/95

                                SHARED TECHNOLOGIES INC.
                            100 Great Meadow Road, Suite 104
                            Wethersfield, Connecticut 06109
                                     (203) 258-2400

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held On May 23, 1995

                The Annual Meeting of Stockholders of Shared Technologies Inc. (the "Company") will be held at the Company's headquarters offices, located at 100 Great Meadow Road, Wethersfield, CT 06109 on Tuesday, May 23, 1995 at 10:00 a.m., for the purpose of considering and acting upon the following matters:

                1.  To elect one class of three directors;

                2. To ratify the action of the Board of Directors appointing Rothstein, Kass & Company, P.C. as auditors for the Company;

                3. To ratify the adoption by the Company of a formula stock option plan for independent directors;

                4. To increase the number of shares of Common Stock reserved for issuance under the Company's 1987 Stock Option Plan from 750,000 to 1,200,000; and

                5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on April 11, 1995 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the meeting in person or if you revoke the proxy prior to the meeting.

                                        By Order of the Board of Directors


                                        KENNETH M. DORROS
                                        Secretary
          Dated: April 28, 1995

                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                SHARED TECHNOLOGIES INC.
                            100 Great Meadow Road, Suite 104
                            Wethersfield, Connecticut 06109
                                     (203) 258-2400
                             - - - - - - - - - - - - - - -

                 Proxy Statement for the Annual Meeting of Stockholders
                                      May 23, 1995
                                   - - - - - - - - -

                This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shared Technologies Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 23, 1995 and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

                The Board of Directors has fixed April 11, 1995 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 11, 1995, there were outstanding and entitled to vote 7,615,706 shares of Common Stock of the Company, $.004 par value per share ("Common Stock"). Each share is entitled to one vote.

                The presence of the holders of at least a majority in interest of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Therefore, holders of not less than 3,807,854 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares of Common Stock represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the accountants, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

                Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

                Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for (i) the ratification of Rothstein, Kass & Company, P.C. as the Company's independent accountants, (ii) ratification of the adoption of a formula stock option plan for independent directors, and (iii) increasing the number of shares reserved for issuance under the Company's 1987 Stock Option Plan. As to each such matter, shares may be voted for or against the matter or may abstain from voting on the matter. Abstentions and "broker non-votes," discussed below, are not counted in determining the number of votes cast with respect to each matter.

                Under applicable  rules,  brokers  who  hold  shares  of  the
          Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of directors, and Item 2, the ratification of independent accountants, are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which includes Items 3 and 4 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a specific choice ("for", "against" or "abstain") on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. "Broker non-votes", whether with respect to "routine" matters, such as Items 1 and 2 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees and for ratification of the independent accountants.

                The Company's Annual Report for the fiscal year ended December 31, 1994 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 28, 1995.

                        MATTERS TO BE BROUGHT BEFORE THE MEETING

                                 ELECTION OF DIRECTORS
                                 (Item 1 on Proxy Card)

                The Board of Directors currently consists of eleven  members, divided into two classes of four directors each and one class of three directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of the stockholders. There is no standing committee of the Board of Directors on nominations.

                The terms of directors in one class, consisting of three directors, James D. Rivette, William A. DiBella and Herbert L. Oakes, Jr., expire at the 1995 annual meeting. All of the nominees are currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of these nominees to a three-year term expiring at the 1998 annual meeting, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

                The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age, for the three nominees and each director continuing in office.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THESE NOMINEES.


                                          Director    Position      Term
     Name                          Age    Since       with Company  Ends
     - - - - - - - - -             - -    - - - - -   - - - -       ----
     Nominees for Election:
     William A.                      51      1986     Director      1995
     DiBella(2)(4)(6)...

     Herbert L. Oakes, Jr.           48      1988     Director      1995
     (4)(6)....

     James D.                        47      1992     President--
     Rivette................                          Shared
                                                      Tenant        1995
                                                      Services
                                                      Division and
                                                      Director
     Directors Continuing in Office:

     Anthony D.                      56      1986     Chairman,     1997
     Autorino(l)(5)(6)....                            President,
                                                      Chief
                                                      Executive
                                                      Officer and
                                                      Director

     Thomas H. Decker                54      1992     Director      1997
     (1)(5)(6)......

     Vincent DiVincenzo              45      1992     Senior Vice   1997
     (1)(5).......                                    President-
                                                      Administrat
                                                      ion and
                                                      Finance,
                                                      Treasurer,
                                                      Chief
                                                      Financial
                                                      Officer
                                                      and
                                                      Director

     Ajit G. Hutheesing              59      1994     Director      1996
     (3)(5)(6)....

     Edward J. McCormack,            71      1991     Director      1997
     Jr.(2)(3)(6)..

     Jo McKenzie(2)                  63      1991     Director      1996
     (6)..............

     Lewis M. Rambo(3)               57      1993     Director      1996
     (6)...........

     Ronald E.                       45      1994     Director      1996
     Scott.................

     - - - - - - - - - - - - - -
     (1)  Member of the Executive Committee
     (2)  Member of the Audit Committee
     (3)  Member of the Compensation Committee
     (4) Member of the 1986 Stock Option Plan Committee and the 1987 Stock Option Plan Committee
     (5)  Member of the Strategic Steering Committee
     (6)  Member of the Planning Committee


         William A.  DiBella, director  since April  1986.   Since  1981, Mr.
     DiBella has been a Connecticut State Senator and is currently Senate Minority Leader. Prior thereto, he served as Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was Chairman of the Metropolitan District Commission from 1977 to 1981, was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

         Herbert L. Oakes, Jr., director since July 1988.   Since April 1988,
     Mr. Oakes has been a managing director of Oakes, Fitzwilliams & Co. Limited, a member of The Securities Association and The International Stock Exchange and an underwriter of the Company's 1988 and 1990 public offerings. In 1982, Mr. Oakes founded and became President of H.L. Oakes & Co., Inc., a corporate adviser and dealer in securities. Prior to forming that firm, he was manager of the London bank of Dillon, Read & Co., Inc. Mr. Oakes is also a director of a number of other companies, including California Energy Company, Inc., Harcor Energy, Inc. and The New World Power Corporation.

         James D. Rivette, director since February 1992 and President-Shared Tenant Services Division since February 1994. Between June 1991 and December 1991, Mr. Rivette served as Vice President-Sales and in December 1991 he was promoted to Senior Vice President-Field Operations, Sales and Marketing. For the five years prior to joining the Company, Mr. Rivette was President and Chief Operating Officer of Coordinated Planning, Inc., which plans, designs and provides construction management for commercial facilities. Prior thereto he was Vice President and General Manager for United Technologies Building Systems Company. Mr. Rivette also held the positions of Director of Administration and Manager, Service Marketing for Otis Elevator-North American Operations.

         Anthony D. Autorino , founder, Chairman, President and Chief Executive Officer since January 1986. From January 1985 to January 1986, Mr. Autorino was Chairman and Chief Executive Officer of ShareTech, a joint venture formed in 1984 between United Technologies Corporation and AT&T, as a provider of shared tenant services. He was President of United Technologies Building Systems Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. During that period he developed the "intelligent building" concept and extended it to include shared tenant services. Mr. Autorino joined the Hamilton Standard Division of United Technologies in 1960, becoming a Vice President in 1973, Executive Vice President in 1978 and President of the Division in 1979. Mr. Autorino was Chairman of the firearms manufacturer

     Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March 1990 to March 1992. He also served as Acting Chief Executive Officer from September 1991 to December 1991. Colt's Manufacturing Company, Inc. filed for Chapter 11 protection under the federal bankruptcy laws in March 1992 and emerged from bankruptcy in 1994. Mr. Autorino is also a director of FiberVision Corporation, a privately-held company that is engaged in the business of installing and providing access to cable for television and other communications

         Thomas H. Decker , director since May 1992. Since September 1992, Mr. Decker has served as a Senior Vice President of Investments at Prudential Securities in Hartford, Connecticut where he is a stockbroker. From 1981 to September 1992 he was a stockbroker and served as a Senior Vice President at the brokerage firm of Tucker Anthony Incorporated in Hartford. Mr. Decker is a director of FiberVision Corporation, a cable-access provider.

         Vincent DiVincenzo, director since May 1992 and Senior Vice President-Administration and Finance, Treasurer and Chief Financial Officer since September 1993. Mr. DiVincenzo joined the Company in July 1988 and, served as its Vice President-Finance, Treasurer and Chief
     Financial Officer until September 1993. From 1987 to 1988, Mr. DiVincenzo was Controller of KCR Technology, Inc., a developer of business machines. From 1982 to 1986, he was employed by Lorlin Test Systems (formerly Eaton Corporation), a manufacturer of semi-conductor test equipment, serving as controller in his last capacity. Prior to 1982, Mr. DiVincenzo served as Manager of General Accounting for Interrad Corporation, a manufacturer of high-speed spray paint machines, and for the ConDiesel Mobile Equipment Division of Condec Corporation.

         Ajit G. Hutheesing, director since June 1994. Mr. Hutheesing is the founder, Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"), which specializes in providing expansion and acquisition capital and advisory services to smaller growth companies. Mr. Hutheesing has been an investment banker for 30 years. Prior to starting ICP in 1988, he was Chairman of the Board and Director of Corporate Finance of The Sherwood Group, a major wholesale market maker in the over-the-counter market. Before joining Sherwood, Mr. Hutheesing was with the J. Henry Schroder Corporation, the U.S. investment banking unit of Schroders PLC, the international merchant bank, from 1975 to 1986 and was named Vice Chairman in 1982. Prior to that time, Mr. Hutheesing spent ten years with the International Finance Corporation, the private sector investment banking arm of the World Bank. Mr. Hutheesing is Chairman of Age Wave, Inc., a pre-eminent provider of products and services to the 50-plus market. He also serves as a director of Counsel Corporation and Cryenco Sciences Inc. He was educated at Cambridge University in England where he received a B.S. degree in chemistry, physics and mathematics and an M.A. degree in chemical engineering. Mr. Hutheesing holds an M.B.A. degree from Columbia University.

         Edward J. McCormack, Jr., director since June 1991. Mr. McCormack is a former three-term Attorney General of The Commonwealth of Massachusetts. Mr. McCormack now practices law and is of counsel to the law firm of Goldstein & Manello, P.C., Boston, Massachusetts, specializing in real estate law. From 1988 until September 1991, Mr. McCormack was a senior partner of the law firm of McCormack & Putziger in Boston. He is a former three-term Boston City Council member, having served as President of the Council and Acting Mayor of the City of Boston. Mr. McCormack has continued a family history of public service, which started with his uncle, former Speaker of the U.S. House of Representatives, John W. McCormack. Mr. McCormack is active in numerous civic, community and philanthropic organizations.

         Jo McKenzie, director since  June 1991.   Mrs. McKenzie is  a former
     Republican State Chairwoman of Connecticut and has held a wide variety of Republican Party leadership positions at the federal, state and local levels during the past 34 years. Recently, Mrs. McKenzie served as a Republican National Committeewoman from Connecticut. Mrs. McKenzie is a highly acclaimed restaurateur, having developed and operated several highly rated dining and lodging establishments in Connecticut. From 1983 until 1993, she owned and operated Robert Henry's Restaurant of New Haven, which has received a four-star rating from The New York Times and numerous statewide, first-place rankings. Subsequently thereto, Mrs. McKenzie has been a consultant to businesses providing hospitality services.

         Lewis M. Rambo , director since May 1993. From 1985 until August, 1993, Dr. Rambo was Senior Vice President and Director of Human Resources of Arthur D. Little, Inc., a full-service consulting firm. Since August 1993, he has been a management consultant. Dr. Rambo has consulted broadly in the areas of executive compensation, organizational analysis and human resource utilization. He also has been involved in staff development and training and has participated in Affirmative Action and Equal Employment Opportunity planning in both the public and private sectors. Prior to joining Arthur D. Little, Inc. in 1974, Dr. Rambo held management positions with the General Electric Company and the Ford Motor Company. He also has been a faculty member at several universities and was a Woodrow Wilson National Fellow. Dr. Rambo serves as a director of numerous public-interest and non-profit organizations.

         Ronald E. Scott, Vice Chairman, Executive Vice President and Chief Operating Officer of the Company since June 1994. In 1984, he founded Martnet, Inc., the predecessor company of Dallas-based Access Telecommunication Group, L.P. ("Access"), a provider of shared tenant services and telecommunications management services. From 1987 to 1990, Mr. Scott was President and Chief Executive Officer of Martnet, Inc., the managing general partner of Access Communication, a joint venture between Crow Central Office, Inc. and Martnet, Inc. From 1990 until June 1994, he was the President and Chief Executive Officer of Access Telemanagement, Inc., the managing general partner of Access. Mr. Scott began his career in the telecommunications industry as Director of Sales for Cox Cable Corporation and later served as Director of Marketing for United Cable Television.


     Board and Committee Meetings

         The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee met once during the year ended December 31, 1994, to review the effectiveness of the auditors during the annual audit, discuss the Company's internal control policies and procedures and consider and recommend the selection of the Company's independent public accountants.

         The Company has  a standing Compensation  Committee of the  Board of
     Directors  which  provides   recommendations  to   the  Board   regarding
     compensation programs of  the Company.   The  Compensation Committee  met
     twice during the year ended December 31, 1994.

         The Company has two standing Stock Option Plan Committees which administer its 1986 and 1987 Stock Option Plans. The Stock Option Plan Committees did not meet during the year ended December 31, 1994.

         The Company has an Executive Committee of the Board of Directors which is authorized to act on behalf of the Board of Directors when the Board is not in session. The Executive Committee is currently comprised of Messrs. Autorino, DiVincenzo and Decker. The Executive Committee did not meet during the year ended December 31, 1994.

         The Company has a Strategic Steering Committee, which is authorized to review, analyze and present to the Board of Directors various options, such as strategic alliances. The Strategic Steering Committee is currently comprised of Messrs. Autorino, DiVincenzo, Hutheesing and Decker. The Strategic Steering Committee met twice during the year ended December 31, 1994.

         The Company formed a Planning Committee in February 1995, which is authorized to provide oversight and review of the Company's organizational structure and strategic planning. The Planning Committee is currently comprised of Messrs. Autorino, Decker, DiBella, Hutheesing, McCormack, Oakes and Rambo and Mrs. McKenzie.

         During the year ended December 31, 1994, the Board of Directors held five meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors held during the period in which they served on the Board, except for one current director of the Company, Jo McKenzie, who attended 60% of such meetings. Each of the directors also attended at least 75% of all committees of the Board of Directors on which they respectively served, except for Vincent DiVincenzo, who did not attend one of the two meetings of the Strategic Steering Committee. The Company does not have a standing nominating committee.

     Compensation of Directors

         Directors who are not employees of the Company receive cash compensation of $750 per meeting of the Board of Directors attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

         At the annual meeting, the stockholders will be asked to approve a formula-based stock option plan for independent directors (the "Directors' Plan"), which was adopted by the Company's Board of Directors on September 22, 1994. Under the "Directors' Plan", an independent director is a director of the Company who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provides for a one-time grant of an option to purchase 15,000 shares of Common Stock to all independent directors who served during the 1994-95 term (namely, Messrs. Decker, DiBella, Hutheesing, McCormack, Oakes and Rambo and Mrs. McKenzie), issuable as of September 22, 1994.

     The Directors' Plan further provides for the grant of an option to purchase 15,000 shares of Common Stock to each independent director first elected after September 22, 1994, the effective date of the Directors' Plan.

     Each independent director who received a one-time option grant on September 22, 1994 who is elected to a new term as a director in 1995 or 1996 shall receive upon such reelection a grant of an option for 5,000 or 10,000 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994 shall entitle such director to a grant of 15,000 options.

     All options will be exercisable at the closing bid price for the date preceding the date of grant on which there was a sale of Common Stock on the principal national securities exchange on which the Common Stock was then listed or admitted to trading. Options will vest at the rate of one-third per year of service completed as a director, and are exercisable for so long as the optionee continues as an independent director of the Company and for a period of 90 days after the optionee ceases to be a director of the Company. The options will in no event be exercisable for a period in excess of ten years following the grant date. See "Proposal to Approve Formula Stock Option Plan for Independent Directors."


                 PROPOSAL TO RATIFY CHOICE OF INDEPENDENT AUDITORS
                              (Item 2 on Proxy Card)

         The Board of Directors has appointed Rothstein, Kass & Company, P.C., independent auditors, to audit the books, records and accounts of the Company for the 1995 fiscal year. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Annual Meeting of Stockholders.

         Rothstein, Kass & Company, P.C. has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Rothstein, Kass & Company, P.C. are expected to be present at the Annual Meeting of Stockholders and will be given the opportunity to make a statement on behalf of Rothstein, Kass & Company, P.C. if they so
     desire.   The  representatives  also  will be  available  to  respond  to questions raised by those in attendance at the Annual Meeting of Stockholders.

         Proxies solicited by the Board of Directors will be so vote d unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 1995, but will consider the stockholder vote in appointing auditors for fiscal 1996. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                   PROPOSAL TO APPROVE FORMULA STOCK OPTION PLAN
                             FOR INDEPENDENT DIRECTORS
                              (Item 3 on Proxy Card)

         On September 22, 1994, the Board of Directors aut horized the Directors' Plan, subject to approval by the stockholders. The Directors' Plan defines an "independent director" as one who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provides for a one-time grant of an option to purchase 15,000 shares of Common Stock to all independent directors who served during the 1994-95 term (namely, Messrs. Decker, DiBella, Hutheesing, McCormack, Oakes and Rambo and Mrs. McKenzie), issuable as of September 22, 1994.

     The Directors' Plan further provides for the grant of an option to purchase 15,000 shares of Common Stock to each independent director first elected after September 22, 1994, the effective date of the Directors' Plan.

     Each independent director who received a one-time option grant as of September 22, 1994 who is elected to a new term as a director in 1995 or 1996 shall receive upon such reelection a grant of an option for 5,000 or 10,000 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994 shall entitle such director to a grant of 15,000 options.

     All such options will be exercisable at the closing bid price for the date preceding the date of grant on which there was a sale of Common Stock on the principal national securities exchange on which the Common Stock was then listed or admitted to trading. Options will vest at the rate of one-third per year of service completed as a director, and are exercisable for so long as the optionee continues as an independent director of the Company and for a period of 90 days after the optionee ceases to be a director of the Company. The options will in no event be exercisable for a period in excess of ten years following the grant date. The maximum number of shares of Common Stock which may be issued under the Directors' Plan is 250,000. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE
                              1987 STOCK OPTION PLAN

                              (Item 4 on Proxy Card)


         On April 11, 1995, the Board of Directors authorized an increase in the number of shares of Common Stock reserved for issuance under the Company's 1987 Stock Option Plan ["the Option Plan"] to 1,200,000, from 750,000 previously authorized.

         The Option Plan was created and exists for the purpose of providing nonqualified stock options to employees and consultants of the Company. Such options are viewed as a valuable method of providing additional compensation in order to attract, incentivize and retain talented persons for the Company's benefit. Although the Option Plan also includes directors as eligible participants, it is anticipated that all future grants to independent directors of the Company will be made pursuant to the Directors' Plan. See "Proposal to Approve Formula Stock Option Plan for Independent Directors."

         As of    April  14, 1995,  there  were  696,699  options issued  and outstanding under the Option Plan, plus 210,447 options which have been exercised under the Option Plan since its inception in 1987. To the extent that the aggregate number of options granted under the Option Plan exceed 750,000, the number of shares currently reserved for issuance under the Option Plan, a vote for this Proposal will not only increase such number of shares reserved for issuance under the Option Plan but will also constitute a ratification and approval of such excess. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     EXECUTIVE OFFICERS

         The following table  sets forth  certain information  concerning  the executive officers of the Company who are not also directors. The executive officers are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

                                          Position
  Name                           Age      With Company
  - - - - - - - - - - - - - - -  - - - -  - - - - - - - - - - - - -
                                          - -
  Kenneth M. Dorros              35       Vice President, General
                                          Counsel
                                          and Secretary

  Thomas E. Dupont, Jr.          33       Controller

           Kenneth M. Dorros, General Counsel since June 1986. Mr. Dorros became Secretary in 1987 and was named a Vice President in 1992. Prior thereto, he was Assistant General Counsel of ShareTech (a provider of shared tenant services) since 1985. A graduate of Lehigh University, Mr. Dorros received his law degree from the Fordham University School of Law. He is admitted to the bars of New York and Connecticut.

           Thomas E. Dupont, Jr., Controller since May 1994. From June 1990 to April 1994, Mr. Dupont was a Senior Associate at the accounting firm of Coopers & Lybrand. From June 1989 to May 1990 he was associated with the accounting firm of John W. Clegg & Co. Mr. Dupont holds a B.A. degree from the University of Connecticut and an M.B.A. from Bryant College.



        EXECUTIVE COMPENSATION

        1. Report of the Compensation Committee

           The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company and its operating subsidiaries.

           The compensation policy of the Company for its executive officers is based on the following principles:

           - The compensation program should support the strategic and financial objectives of the Company by rewarding its executive
                      officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

           -   The  compensation   program  should   reflect  the   highly
        competitive
                    nature of the industry in  which the Company operates,
        and the fact
                      that the key executives throughout the industry are known to each other; and

                 - An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the
                    Company's Common Stock.


           The Chief Executive Officer's salary and, when granted, bonus and options to purchase stock of the Company, are determined annually by the Committee based on the Committee's subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer to the Company are:

               the compensation of the chief executives of competitive
                          entities;
               his influence on the performance of the Company t
                          management skills;
               his ability to work with, influence and effectuate the
                          policies of the Board of Directors;
               his skill in long range planning for the Company's future
                          growth and activities; and
               the manner in which he positions the Company  to succeed in a highly competitive and diversified market.

        These criteria are used by the members of the Committee in determining each element of compensation. There is no specific relationship between the performance of the Company and the compensation of the executive officers, although, with respect to bonuses and stock options, performance of the Company is given more weight by the Committee than other criteria.

        Respectfully submitted,


        Lewis M. Rambo, Chairman
        Edward J. McCormack, Jr.
        Ajit G. Hutheesing



        2. Report of the Chief Executive Officer

           The Chief Executive Officer recommends to the Committee the proposed compensation (other than his own) of each executive officer of the Company and its operating subsidiaries.

           In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

           (a) the executive's influence on the performance of the Company through his or her management skills;
           (b) the executive's skill in long range planning for the Company's future growth and activities; and
           (c) the manner in which the executive positions the Company to succeed in the future.

        Respectfully submitted,


        Anthony D. Autorino

           The following table sets forth information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer (the "named executive officer") during the fiscal years ended December 31, 1994 and 1993. There were no other executive officers of the Company who earned total salary and bonus in excess of $100,000 during the fiscal years ended 1994 and 1993.

                               SUMMARY COMPENSATION TABLE


                                  Annual             Long-Term      All Other
                               Compensation        Compensation   Compensation
                           - - - - - - - - - - -     - - - - -       - - - -


Name and Principal       Salary      Bonus
Position          Year   ($)         ($)           Options/SARs  ($)
- - - - - - -- - -  - -    - - - -     - - - -       - - - - - -   - - - - - - -
Anthony D.
Autorino
 Chairman,         1994    $325,808    $ 15,000       120,000      $57,528 (1)
President
 and
 Chief Executive   1993    $269,280    $ 12,500       50,000       $4,947 (1)
 Officer

     - - - - - - - - - - - - - -

(1) Represents the market value of 1,351 shares of the Company's Common Stock for 1994 and 886 shares of the Company's Common Stock for 1993 contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Under this plan, the Company makes contributions in Company Common Stock equal in value to 50% of an employee's contributions. The employee contribution may not exceed 20% of the employee's salary, and the Company contribution may not exceed 5% of the employee's salary. Company contributions are made monthly and the Common Stock is valued at the closing (bid) price on the last day of the month in which a contribution is made. Also includes $450 paid by the Company in both 1994 and 1993 for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy. Also includes $47,448 for life insurance premiums and automobile lease expenses of $5,010 paid in 1994 for the benefit of Mr. Autorino.



         The following table sets forth information concerning the grant of stock options during the year ended December 31, 1994 to the named executive officer.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                  Potential
                                                                  Realizable Value
                                                                  at Assumed
                           % of Total                             Annual Rates of
                           Options/SAR's                          Stock Price
                           Granted to     Exercise or             Appreciation for
           Options/SAR's   Employees in   Base Price  Expiration  Option Term
Name        Granted (#)     Fiscal Year     (#/Sh)   Date        5% ($)/10%($)
- - - - - - -- - - - - - - - - - - - - - - -- - - - - - -  - - - - - - - - - - - - - -
Anthony D.     50,000(1)       41.8%(2)   $4.00       12/14/02    $8,794/$12,150
Autorino
               20,000(3)                  $3.25       7/31/02     $24,620/$34,100
               50,000(4)                  $3.75       11/14/02    $26,400/$36,500

      (1) Vest at the rate of one-third per year, commencing December 14, 1995. These options were granted in exchange for 50,000 options exercisable at $5.50 per share, which were cancelled simultaneously with the issuance of these options.
      (2) This percentage would be 24.4% without the inclusion of the 50,000 exchanged options referenced in footnote 2 above.
      (3)    Vest at the rate of one-third per year, commencing July 31, 1995.
      (4)    Vest at the  rate of one-third  per year,  commencing November 14,
       1995.
 - - - - - - - - - - - - - - - - - - - - - - - -
  The following table sets forth information concerning unexercised options held on December 31, 1994 by the named executive officer.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FISCAL YEAR-END OPTION/SAR VALUES



                                    Number of             Value of
                                    Unexercised           Unexercised
                                    Options/SARs at       in-the-Money
                                    Fiscal Year End(#)    Options/SARs at
                                    Exercisable/          Fiscal Year End($)
                                    Unexercisable         Exercisable/
          Name                      - - - - - - - -       Unexercisable
          - - - - - - - -                                 - - - - - - - - -
          Anthony D. Autorino       141,250/120,000       $168,656/$42,500

          - - - - - - - - - - - - - - -


          SECURITIES OWNERSHIP

                The fo llowing table sets forth certain information as of March 31, 1995, with respect to the Company's Common Stock owned by
          (1) each director of the Company, (2) the executive officer named in the Summary Compensation Table, (3) all directors and executive officer of the Company as a group, and (4) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

                                                        Number of       Percentage of
                                                        Shares          Common Stock
                                                        Beneficially
          Names and Addresses(1)                        Owned(2)        Outstanding
          - - - - - - - - - - - - - - - -                - - - - - -    - - - - - -
          Directors and Executive Officers

          Anthony D.                                      1,139,946(3)      14.6%
          Autorino................................
            Chairman, President and
            Chief Executive Officer
          Ronald E.                                         168,405(4)        2.1%
          Scott....................................
            Director, Executive Vice President
            and Chief Operating Officer
          Vincent                                            18,062(5)          *
          DiVincenzo..................................
          .....
            Director, Senior Vice President -
            Administration and Finance, Treasurer
            and Chief Financial Officer
          James D.                                           16,387(6)          *
          Rivette.................................
            Director and President, Shared Tenant
            Services Division
          William A.                                         46,663(7)          *
          DiBella................................
            Director
          Herbert L. Oakes,                                                     *
          Jr..............................                   22,886(8)
            Director
          Edward J. McCormack,                                                1.4*
          Jr..........................                      106,377(9)
            Director
          Jo                                                                    *
          McKenzie....................................       9,575(10)
          ....
            Director
          Thomas H.                                                             *
          Decker....................................        14,750(11)
            Director
          Lewis M.                                          2,800 (12)          *
          Rambo.....................................
            Director
          Ajit G.                                                             3.9%
          Hutheesing................................       306,957(13)
            Director
          All directors and officers as a group (13
          persons)..                                     1,875,486(14)      22.1%

          Principal Stockholders

          BEA Associates                                     1,780,693      23.3%
          ....................................
            153 East 53rd Street
            One Citicorp Center
            New York, NY 10022

          Access Trust,
            Stuart M. Crow as Trustee                          498,867       6.4
          ........................
            2001 Ross Avenue, Suite 3200
            Dallas, TX 75201
          Wellington Management                                418,000       5.5%
          Company.......................
            75 State Street
            Boston, MA  02109
          The Kaufmann Fund,                                   400,324       5.3%
          Inc..............................
            140 E. 45th Street, 43rd Floor
            New York, NY  10017

          - - - - - - - - - - - - -

           *    Less than 1%

          (1)  The address  of each  of the  Company's  directors is  c/o  the
               Company, 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109.
          (2) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholder's name, except as otherwise indicated.
           (3) Includes 141,250 shares currently issuable upon exercise of options exercisable within 60 days after March 31, 1995. Also includes 98,750 shares owned of record by Mr. Autorino's spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 5,828 shares owned by Mr. Autorino through the Company's Savings and Retirement Plan as of March 31, 1995. Also includes 11,500 shares of Series D Preferred Stock, which are convertible into 11,500 shares of Common Stock, and 11,500 Common Stock Purchase Warrants, which are convertible into an additional 11,500 shares of Common Stock. Also, includes 17,500 shares of Series D Preferred Stock owned of record by Mr. Autorino's spouse and 17,500 Common Stock Purchase Warrants also owned by her, as to which shares and warrants Mr. Autorino disclaims beneficial ownership.
          (4) Includes Common Stock Purchase Warrants which are exercisable for 101,250 shares of Common Stock as of, or within 60 days after, March 31, 1995. Excludes 140,000 shares of Series F Preferred Stock, which are convertable into 140,000 shares of Common Stock, which such shares of Series F Preferred Stock are subject to post-closing adjustments pursuant to the Company's purchase of Access Telecommunication Group, L.P. (See "Certain Relationships and Related Transactions").
          (5) Includes 15,833 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31, 1995. Also includes 1,777 shares owned by Mr. DiVincenzo through the Company's Savings and Retirement Plan as of March 31, 1995.
          (6) Includes 12,500 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31, 1995. Also includes 1,000 shares owned by Mr. Rivette's spouse, as to which Mr. Rivette disclaims beneficial ownership. Also includes 2,116 shares owned by Mr. Rivette through the Company's Savings and Retirement Plan as of March 31, 1995.
          (7) Includes 17,913 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31,
               1995. Also includes 28,750 shares owned of record by Mr. DiBella's spouse, as to which Mr. DiBella disclaims beneficial ownership.
          (8) Includes 9,575 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31, 1995. Also includes 2,625 shares owned of record by Overseas and Foreign Investors Inc., of which Mr. Oakes is an officer. Also includes 1,687 shares owned of record by L&H International, Inc., of which Mr. Oakes is an officer, director and stockholder and 2,187 shares owned of record by H.L. Oakes & Co., Inc., of which Mr. Oakes is an officer, director and principal. Also included are 6,812 shares owned of record by Overseas & Foreign Managers, Inc., of which Mr. Oakes is an officer.
          (9) Includes 9,500 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31,
               1995. Also includes 66,335 shares owned of record by Mr. McCormack's spouse, as to which Mr. McCormack disclaims beneficial ownership.
          (10) Includes 9,575 shares currently issuable upon exercise of options exercisable as of, or within 60 days after March 31, 1995.
           (11)Includes 8,750 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31, 1995.
           (12)Includes 8,000 shares currently issuable upon exercise of options exercisable as of, or within 60 days after, March 31, 1995.
           (13)Includes 5,000 shares currently issuable upon exercise of options exercisable as of or within 60 days after March 31, 1995. Also includes a Common Stock Purchase Warrant which is convertible into 298,957 shares of Common Stock as of, or within 60 days after March 31, 1995, which is owned of record by International Capital Partners, Inc., of which Mr. Hutheesing is the Chairman, Chief Executive Officer and a stockholder.
          (14) Includes a total of 236,229 shares which officers and directors of the Company have the right to acquire under outstanding stock options exercisable as of, or within 60 days after, March 31, 1995. Also includes 29,000 shares of Series D Preferred Stock currently convertible into 29,000 shares of Common Stock and 29,000 Common Stock Purchase Warrants, as set forth in footnote 3 above. Also includes 13,245 shares owned by officers and directors through the Company's Savings and Retirement Plan as of March 31, 1995.


                The following graph and chart compare the cumulative annual stockholder return on the Company's Common Stock over the period commencing December 29, 1989 through December 30, 1994 to that of "Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies)" and the CRSP Total Return Index for Standard Industrial Classification Code 4890--Communication Services, Not Elsewhere Classified ("SIC Code Index") assuming the investment of $100 on December 29, 1989. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance.

          [Please see chart attached to this Preliminary Proxy Statement as Exhibit A, which is being filed with Form SE]

                             CUMULATIVE SHAREHOLDER RETURN


          Certain Relationships and Related Transactions

                As of December 31, 1993, approximately $288,000 had been paid for life insurance premium payments made on behalf of Anthony D. Autorino, the Company's President. The amount was repaid from the proceeds of a $2,500,000 face value life insurance policy which was owned by Mr. Autorino and whose estate was the beneficiary. In January 1994, the beneficiary on the policy was changed from Mr.
          Autorino's estate to the Company in order to reduce the premium payments required by the Company. As of December 31, 1994, the amount due to the Company related to premiums paid exceeded the cash surrender value of the policy by $135,000. Accordingly, Mr. Autorino has agreed to reimburse the Company for this amount.

                On  June  27,  1994,  the   Company  purchased  all  of   the
          partnership interests of Access Telecommunication Group, L.P., a Texas limited partnership ("Access"), which provides shared tenant services and telecommunications management services. Ronald E. Scott, a director, was the President and Chief Executive Officer of Access Telemanagement, Inc., the managing general partner of Access, and was also a limited partner of Access.

                In January 1995, the Company sold 300,000 shares of its Common Stock through a private placement offering with the assistance of Oakes, Fitzwilliams & Co. Limited, ("O&F"), of which Herbert L. Oakes, Jr., a director of the Company, is a managing director. O&F received compensation from the Company for such assistance in the amount of $102,000 and a warrant to purchase 30,000 shares of the Company's Common Stock for $5.00 per share. The Company believes that these fees are comparable to fees that would be charged by an unrelated third party providing similar services.

          OTHER MATTERS

                The Board of Directors does not know of any other matters which may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented at the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for
             -of-pocket expenses thereby incurred.          out


          STOCKHOLDER PROPOSALS

                Any  st ockholder  desiring   to  present   a  proposal   for
          consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on May 30, 1996, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109, on or before January 31, 1996. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

          ADDITIONAL INFORMATION

                In accordance with the provisions of Item 405 of Regulation S-K, the Company knows of no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1994.

          FORM 10-K

          A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY
          STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SHARED TECHNOLOGIES INC., 100 GREAT MEADOW ROAD, SUITE 104, WETHERSFIELD, CONNECTICUT 06109.

                              SHARED TECHNOLOGIES INC.
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                The undersigned hereby appoints Anthony D. Autorino,
          Ronald E. Scott and Vincent DiVincenzo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Shared Technologies Inc. held of record by the undersigned on April 11, 1995 at the Annual Meeting of Stockholders to be held on May 23, 1995, or any adjournment thereof.

                This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1,2,3,4 and 5.

                Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

          1. To elect one class of three directors
             [] FOR all nominees.     [] WITHHELD from all nominees.
             FOR, except vote withheld from the following nominee(s):

          2. To ratify the appointment of Rothstein, Kass and Company, P.C.
          as
             auditors for the Company.            [] FOR  [] AGAINST  []
          ABSTAIN

          3. To ratify the adoption of a formula stock option plan for independent
             directors.                            [] FOR  [] AGAINST  []
          ABSTAIN

          4. To increase the number of shares reserved for issuance under the 1987
             Stock Option Plan from 750,000 to 1,200,000.
                                                   [] FOR  [] AGAINST  []
          ABSTAIN

          5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

           (PROXY IS CONTINUED AND IS TO BE SIGNED AND DATED ON THE OTHER
                                        SIDE)

           Account Number           Number of Votes              Proxy No.

                                            Dated: __________________, 1995

                                            -------------------------------

                                            -------------------------------
                                                        ( Signatures)

                                            -------------------------------

                                            -------------------------------
                                                         New Address
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AND USE THE ENCLOSED ENVELOPE.